Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Amendment #3, of our report dated March 24, 2008, relating to the financial statements of Liberty Lane Acquisition Corp. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C

Roseland, New Jersey
May 12, 2008